Exhibit 99.3

WHITESTONE REIT
Charter of Audit Committee

Effective as of August 13, 2007

The Board of Trustees (the “Board”) of Whitestone REIT (the “REIT”) adopted this Charter of the Audit Committee of the Board (the “Committee”) on August 13, 2007 (the “Effective Date”).  This Charter supersedes any other Committee charter adopted by the Board prior to the Effective Date.

Purpose

With respect to the REIT and Whitestone REIT Operating Partnership, L.P. (together with the REIT, the “Company”), the primary purposes of the Committee are to:

•	oversee the Company’s accounting and financial reporting process, the audits of its financial statements; and

•	to assist the Board in monitoring:

-	the integrity of the Company’s financial statements and financial reporting processes and systems of internal controls;

-	the qualifications and independence of the Company’s independent accountants;

-	the performance of the Company’s independent accountants; and

-	the Company’s compliance with legal and regulatory requirements.

Composition

Members shall be appointed by the Board based on the recommendations of the Nominating and Corporate Governance Committee of the Board, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.  The Committee will have no less than three members, each of whom:

•	is a trustee of the Company;

•	is “independent” under the rules of the Nasdaq Stock Market, Inc. and the rules and regulations of the Securities and Exchange Commission (the “SEC”);

•	has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years: and

•	is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement.

At least one member of the Committee will have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in such member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.  In addition, unless the Board determines otherwise, at least one member of the Committee will be an “audit committee financial expert” as such term is defined under the rules and regulations of the SEC.

No trustee may serve as a member of the Committee if such trustee serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such trustee to effectively serve on the Committee.

Meetings

The Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, (a) to discuss with management and the Company’s independent accountants the annual audited financial statements or quarterly financial statements, as applicable, including the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”), prior to filing with the SEC and (b) to perform any other activities consistent with this Charter, the Company’s bylaws and applicable law, as the Committee or the Board deems appropriate.  Periodically, the Committee should meet separately with management and the Company’s independent accountants to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.  Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Duties and Powers

To carry out its purposes, the Committee shall directly have the following duties and powers:

Oversight of the Company’s Relationship with its Independent Accountants

•
Appoint, compensate, retain, evaluate, terminate and oversee the work of any registered public accounting firm engaged for the purpose of preparing or issuing any audit report or performing other audit, review or attest services for the Company, including resolution of any disagreements between management and such accountants regarding financial reporting.

•	Pre-approve all audit engagement fees and terms and all non-audit engagements permitted by Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•
Obtain and review, at least annually, a report by the independent accountants (the “Accountants’ Statement”) regarding (a) the independent accountants’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent accountants, (c) any steps taken to deal with any such issues and (d) (in order to assess the accountants’ independence) all relationships between the independent accountants and the Company, including, at a minimum, each non-audit service provided to the Company and the matters set forth in Independence Standards Board Standard No. 1.

•
Discuss with the independent accountants any relationships or services disclosed in the Accountants’ Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent accountants.

•
If applicable, consider whether the independent accountants’ provision of (a) audit-related services, (b) tax compliance, tax advisory or tax planning services or (c) other non-audit services to the Company is compatible with maintaining the independence of the independent accountants.

•	After reviewing the Accountants’ Statement and the independent accountants’ work throughout the year, evaluate the qualifications, performance and independence of the independent accountants.

•
In making the evaluations described above, ensure the rotation of the lead audit partner and the concurring partner as required by law, discuss with management the timing and process for implementing the rotation, and consider whether there should be a regular rotation of the audit firm itself.

•	Take into account the opinions of management in assessing the independent accountants’ qualifications, performance and independence.

•	Instruct the independent accountants that they are ultimately accountable to the Committee.

Financial reporting principles and policies and internal controls and procedures

•	Advise management and the independent accountants that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices.

•
Consider any reports or communications (and management’s responses thereto) submitted to the Committee by the independent accountants required by or referred to in Statement on Auditing Standards No. 61 (as codified by AU Section 380), as may be modified or supplemented, and to receive a report from the independent accountants on, among other things, critical accounting policies and alternative treatments of financial information that have been discussed with management.

•	Meet with management and the independent accountants to:

-	discuss the scope of the annual audit;

-
discuss with management, with respect to each critical accounting estimate included in the Company’s MD&A, the development and selection of the accounting estimate and the disclosure about the estimate;

-
review and discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under MD&A, prior to filing with the SEC and recommend to the Board, if appropriate, that the Company’s annual audited financial statements be included in the Company’s annual report on Form 10-K for filing with the SEC;

-
discuss earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts, rating agencies and other third parties; provided, however, that these discussions may be held generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance;

-
discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management or the independent accountants, relating to the Company’s financial statements;

-
review with the independent accountants any problems or difficulties the independent accountants encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management, and management’s response;

-
review with the independent accountants any accounting adjustments that were noted or proposed by the independent accountants but were “passed” (as immaterial or otherwise), any communications between the audit team and their national office with respect to auditing or accounting issues presented by the engagement and any “management” or “internal control” letter issued, or proposed to be issued, by the independent accountants to the Company;

-	review the form of opinion the independent accountants propose to render to the Board and shareholders;

-
discuss and review any significant changes to the Company’s auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent accountants or management;

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review, as appropriate, (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (b) analyses prepared by management or the independent accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements including analyses of the effects of alternative GAAP methods on the financial statements and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

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review with the applicable members of management how they are meeting their obligations under the certification requirements of Sections 302 and 906 of Sarbanes-Oxley and provide for those members of management to disclose to the Committee and the independent accountants (a) all significant deficiencies and material weaknesses in the design or operation of “internal control over financial reporting” that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

•
Discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk and discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•
Obtain from the independent accountants assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act.

•
Discuss with the Company’s counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statement or compliance policies, including material notices to or inquiries received from governmental agencies.

•	Establish hiring policies for employees or former employees of the independent accountants.

•	Establish procedures for:

-	the receipt, retention, treatment, investigation and resolution of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

-	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•
Review (a) the internal control report prepared by management, including management’s assessment of the effectiveness of the Company’s internal control structure and procedures for financial reporting and (b) the independent accountants’ attestation, and report, on the assessment made by management.

•
Provide oversight for the Company’s code of business conduct and ethics including (a) review of any change in or waiver of the Company’s code of business conduct and ethics and (b) review and approval of any disclosure made on Form 8-K or the Company’s website regarding such change or waiver.

Oversight of the Company’s Internal Audit Function

•
Review the appointment and replacement of any senior internal auditing personnel or, at the discretion of the Board, select and contract with an outside auditor (other than the Company’s independent accountants) to perform the function of an internal auditing department.  The senior internal auditing executive (or any outside auditor performing the function of an internal auditing department) shall report directly to the Committee, and the Committee shall direct the scope and duties of the internal audit function.

•	Review the regular reports to management prepared by the internal auditing department (or any outside auditor performing the function of an internal auditing department) and management’s responses.

•
Discuss with the independent accountants and management the responsibilities, budget and staffing of the internal auditing department (or any outside auditor performing the function of an internal auditing department), and any recommended changes in the planned scope of the internal audit.

Reporting and Recommendations

•	Prepare any report or other disclosures, including any recommendation of the Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement.

•	Review this Charter at least annually and recommend any changes to the Board.

•	Report its activities to the Board on a regular basis and make such recommendations with respect to the above and other matters as the Committee may deem appropriate.

•	Annually evaluate the performance of the Committee.

Resources and Authority

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to select, engage, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other advisers, as it deems appropriate to carry out its duties, without seeking approval of the Board or management.  The Company will provide for appropriate funding, as determined by the Committee without seeking approval of the Board or management, for payment of (a) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) compensation to any advisors employed by the Committee under the preceding sentence and (c) ordinary administrative expenses of the Committee that are appropriate in carrying out its duties.

Delegation to Subcommittee

To the extent permitted by applicable law, the Committee may, in its discretion, delegate any of its duties and responsibilities to a subcommittee of the Committee; provided, however, that any actions taken pursuant to any such delegation shall be reported to the Committee at its next meeting.

Limitation of Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.  These are the responsibilities of management and the independent accountants.

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